EXHIBIT 99.1

SELECTED FINANCIAL DATA

As further discussed in Note 1 to our consolidated financial statements, our consolidated financial statements for each period presented have been adjusted for the retrospective application of Financial Accounting Standards Board Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” and for certain reclassifications related to fuel and related taxes on flights operated for us by other operators under capacity purchase agreements.

Statement of Operations Data (in millions except per share data) (1):
	Year Ended December 31,
	2008	2007	2006	2005	2004

Operating revenue	$15,241	$14,232	$13,128	$11,208	$9,899

Operating expenses	15,555	13,545	12,660	11,247	10,137

Operating income (loss)	(314)	687	468	(39)	(238)

Income (loss) before cumulative effect of change in accounting principle	(586)	439	361	(75)	(393)

Cumulative effect of change in accounting principle	-	-	(26)	-	-

Net income (loss)	(586)	439	335	(75)	(393)

Earnings (loss) per share:
Basic:
Income (loss) before cumulative effect of change in accounting principle	$(5.54)	$ 4.53	$ 4.05	$(1.06)	$(5.96)
Cumulative effect of change in accounting principle	-	-	(0.29)	-	-
Net income (loss)	$(5.54)	$ 4.53	$ 3.76	$(1.06)	$(5.96)

Diluted:
Income (loss) before cumulative effect of change in accounting principle	$(5.54)	$ 4.05	$ 3.51	$(1.08)	$(6.02)
Cumulative effect of change in accounting principle	-	-	(0.23)	-	-
Net income (loss)	$(5.54)	$ 4.05	$ 3.28	$(1.08)	$(6.02)

(1)	Includes the following special income (expense) items for year ended December 31 (in millions):

	2008	2007	2006	2005	2004

Operating (expense) income:
Pension settlement/curtailment charges	$(52)	$(31)	$(59)	$(83)	$ -
Aircraft-related charges, net of gains on sales of aircraft	(40)	22	18	16	(87)
Severance	(34)	-	-	-	-
Route impairment and other	(55)	(4)	14	-	(52)

Nonoperating (expense) income:
Gains on sale of investments	78	37	92	204	-
Loss on fuel hedge contracts with Lehman Brothers	(125)	-	-	-	-
Write-down of auction rate securities, net of put right received	(34)	-	-	-	-

Income tax credit (expense) related to NOL utilization	28	(114)	-	-	-

Cumulative effect of change in accounting principal	-	-	(26)	-	-

Balance Sheet Data (in millions):
	As of December 31,
	2008	2007	2006	2005	2004

Unrestricted cash, cash equivalents and short-term investments	$2,643	$2,803	$2,484	$ 1,957	$ 1,458

Total assets	12,686	12,105	11,308	10,529	10,511

Long-term debt and capital lease obligations	5,353	4,337	4,820	5,010	5,113

Stockholders' equity	123	1,569	386	273	209

Selected Operating Data

We have two reportable segments:  mainline and regional.  The mainline segment consists of flights to cities using larger jets while the regional segment currently consists of flights with a capacity of 50 or fewer seats (for jets) or 78 or fewer seats (for turboprops).  As of December 31, 2008, the regional segment was operated by ExpressJet, Chautauqua, CommutAir and Colgan under capacity purchase agreements.

	Year Ended December 31,
	2008	2007	2006	2005	2004

Mainline Operations:
Passengers (thousands) (1)	48,682	50,960	48,788	44,939	42,743
Revenue passenger miles (millions) (2)	82,806	84,309	79,192	71,261	65,734
Available seat miles (millions) (3)	102,527	103,139	97,667	89,647	84,672
Cargo ton miles (millions)	1,005	1,037	1,075	1,018	1,026

Passenger load factor (4):
Mainline	80.8%	81.7%	81.1%	79.5%	77.6%
Domestic	83.3%	83.9%	83.6%	81.2%	77.4%
International	78.2%	79.4%	78.2%	77.5%	77.9%

Passenger revenue per available seat mile (cents)	11.10	10.47	9.96	9.32	8.82
Total revenue per available seat mile (cents)	12.51	11.65	11.17	10.46	9.83
Average yield per revenue passenger mile (cents) (5)	13.75	12.80	12.29	11.73	11.37
Average fare	$232.26	$214.06	$201.81	$188.67	$177.90

Cost per available seat mile, including special charges (cents)	12.44	10.83	10.56	10.22	9.84
Special charges per available seat miles (cents)	0.15	0.01	0.03	0.07	0.16

Average price per gallon of fuel, including fuel taxes	$3.27	$2.18	$2.06	$1.78	$1.19
Fuel gallons consumed (millions)	1,498	1,542	1,471	1,376	1,333

Aircraft in fleet at end of period (6)	350	365	366	356	349
Average length of aircraft flight (miles)	1,494	1,450	1,431	1,388	1,325
Average daily utilization of each aircraft (hours) (7)	11:06	11:34	11:07	10:31	9:55

Regional Operations:
Passengers (thousands) (1)	18,010	17,970	18,331	16,076	13,739
Revenue passenger miles (millions) (2)	9,880	9,856	10,325	8,938	7,417
Available seat miles (millions) (3)	12,984	12,599	13,251	11,973	10,410
Passenger load factor (4)	76.1%	78.2%	77.9%	74.7%	71.3%
Passenger revenue per available seat mile (cents)	18.14	17.47	17.15	15.67	15.09
Average yield per revenue passenger mile (cents) (5)	23.83	22.33	22.01	20.99	21.18
Aircraft in fleet at end of period (6)	282	263	282	266	245

Consolidated Operations:
Passengers (thousands) (1)	66,692	68,930	67,119	61,015	56,482
Revenue passenger miles (millions) (2)	92,686	94,165	89,517	80,199	73,151
Available seat miles (millions) (3)	115,511	115,738	110,918	101,620	95,082
Passenger load factor (4)	80.2%	81.4%	80.7%	78.9%	76.9%
Passenger revenue per available seat mile (cents)	11.89	11.23	10.82	10.07	9.51
Average yield per revenue passenger mile (cents) (5)	14.82	13.80	13.41	12.76	12.36

(1)	The number of revenue passengers measured by each flight segment flown.
(2)	The number of scheduled miles flown by revenue passengers.
(3)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.
(4)	Revenue passenger miles divided by available seat miles.
(5)	The average passenger revenue received for each revenue passenger mile flown.
(6)
Excludes aircraft that were removed from service.  Regional aircraft include aircraft operated by all carriers under capacity purchase agreements, but exclude any aircraft operated by ExpressJet outside the scope of the ExpressJet CPA.

(7)	The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).